As filed with the Securities and Exchange Commission on August 13, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SVB Financial Group

(Exact name of Registrant as specified in its charter)

Delaware	91-1962278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3003 Tasman Drive

Santa Clara, California 95054

(Address, including zip code, of Principal Executive Offices)

1999 Employee Stock Purchase Plan

(Full title of the plan)

Kenneth P. Wilcox

President & Chief Executive Officer

SVB FINANCIAL GROUP

3003 Tasman Drive, Santa Clara, California 95054

(408) 654-7400

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Mary Dent

General Counsel

SVB Financial Group

3005 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒     Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value — reserved but not issued under the 1999 Employee Stock Purchase Plan (“1999 Plan”) (2)	1,000,000	$40.46	$40,460,000	$2,885
TOTAL	1,000,000	$40.46	$40,460,000	$2,885

(1)	To the extent additional shares of Common Stock may be issued or become issuable as a result of a stock split, stock dividend, or other distribution involving the Registrant’s Common Stock while this Registration Statement is in effect, this Registration Statement hereby is deemed to cover all such additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes the shares of Common Stock which have been reserved but not issued under the 1999 Plan as of April 22, 2010, the date of stockholder approval of the share increase under the 1999 Plan.
(3)	Calculated in accordance with Rules 457(c) and (h)(1) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the Nasdaq National Market on August 12, 2010, solely for the purpose of calculating the registration fee.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010, including portions of our proxy statement from our 2010 annual Meeting of Stockholders held on April 22, 2010 to the extent incorporated by reference into such Form 10-K;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 7, 2010;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 6, 2010;

(d) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 11, 2010, April 26, 2010, June 16, 2010 and July 27, 2010, and Amendment to Current Report on Form 8-K/A filed on January 11, 2010; and

(e) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on April 23, 1987, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Inapplicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Larry W. Sonsini, an advisory director of the Registrant, receives compensation for his services as such, and is the chairman of Wilson Sonsini Goodrich & Rosati.

Item 6.	Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The Registrant’s certificate of incorporation and bylaws provide in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements provide the directors and executive officers with additional protection regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws. The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.	Exemption from Registration Claimed.

Inapplicable.

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

10.1*	1999 Employee Stock Purchase Plan, as amended

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 10, 2010.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 13, 2010.

SVB FINANCIAL GROUP

By:	/S/ KENNETH WILCOX
Kenneth Wilcox
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth P. Wilcox and Mary Dent, each as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ KENNETH WILCOX Kenneth Wilcox	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2010

/S/ MICHAEL DESCHENEAUX Michael Descheneaux	Chief Financial Officer (Principal Financial Officer)	August 13, 2010

/S/ KAMRAN HUSAIN Kamran Husain	Chief Accounting Officer (Principal Accounting Officer)	August 13, 2010

/S/ ALEX “PETE” HART Alex “Pete” Hart	Chairman of the Board	August 13, 2010

/S/ ERIC BENHAMOU Eric Benhamou	Director	August 13, 2010

/S/ DAVID CLAPPER David Clapper	Director	August 13, 2010

/S/ ROGER DUNBAR Roger Dunbar	Director	August 13, 2010

/S/ JOEL FRIEDMAN Joel Friedman	Director	August 13, 2010

/S/ G. FELDA HARDYMON G. Felda Hardymon	Director	August 13, 2010

/S/ RICHARD KRAMLICH Richard Kramlich	Director	August 13, 2010

/S/ LATA KRISHNAN Lata Krishnan	Director	August 13, 2010

/S/ KATE MITCHELL Kate Mitchell	Director	August 13, 2010

/S/ JOHN ROBINSON John Robinson	Director	August 13, 2010

/S/ MICHAELA RODENO Michaela Rodeno	Director	August 13, 2010

/S/ KYUNG YOON Kyung Yoon	Director	August 13, 2010

EXHIBIT INDEX.

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

10.1*	1999 Employee Stock Purchase Plan, as amended

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 10, 2010.